Exhibit 99.1

NATIONAL GEOSPATIAL-INTELLIGENCE AGENCY OCSR, M/S S84-OCSR, 7500 GEOINT Drive Springfield, Virginia 22150

June 22, 2012

GeoEye Imagery Collection Systems, Inc.

Ms Roslyn Steele, Contracts Manager

2325 Dulles Corner Boulevard

Herndon, VA 20171

Subject:	EnhancedView Contract HM0210-10-C-0003, Option 2, Contract Year 3

Ms Steele:

Due to funding shortfalls the National Geospatial-Intelligence Agency (NGA) will not exercise the GeoEye Imagery Collection Systems, Inc. (GeoEye) next Service Level Agreement (SLA) option year, EnhancedView Option 2 Contract Year 3, Contract Line Item (CLIN) 0201, as contracted. This Option would have covered the period 01 September 2012 through 31 August 2013.

NGA would like to discuss with GeoEye the possibility of restructuring Option 2 into a three (3) month Option Period (01 September 2012 through 30 November 2012), followed by a nine (9) month Option Period (01 December 2012 through 31 August 2013).

1.	The first 3-month period will have two parts:

•	CLIN 0201AA valued at $37.5M ($12.5M per month); and

•	CLIN 0201AB valued at $2.25M ($750K per month).

In order to execute CLIN 0201AB, NGA requires that the SIPRNET and NIPRNET Web Hosting Service (WHS) platforms are operational and all requirements validated no later than 15 August 2012. If this date is not met, only CLIN 0201AA would be exercised.

It is NGA’s intent to exercise the 3-month CLIN 0201AA option (and CLIN 0201AB option if WHS is operational) for imagery purchases through 30 November 2012, subject to a successful negotiation.

2.	The 9-month period would have a single SLA value of $119.25M ($13.25M per month) under CLIN 0201AC.

The CLIN 0201AC value is based on the presumption that both SIPRNET and NIPRNET WHS platforms are operational. This Option would only be exercised in the event funding becomes available in FY13.

All other terms and conditions of the contract, including subsequent options, will remain in full force and effect, subject to negotiation.

Subject:	EnhancedView Contract HM0210-10-C-0003, Option 2, Contract Year 3

Please provide your response no later than 06 July2012, so that discussions may be scheduled.

Please be aware that only FY12 funding is available for the proposed 3-month Options, and is thus subject to fiscal year obligation requirements.

If you have any questions regarding this letter, please contact the undersigned at 571-557-2454.

Sincerely,

/s/ MARC M. LESSER
MARC M. LESSER
Contracting Officer

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